As filed with the Securities and Exchange Commission on November 20, 2002
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        LORAL SPACE & COMMUNICATIONS LTD.
             (Exact name of registrant as specified in its charter)

             Bermuda                                           13-3867424
---------------------------------                         ----------------------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                         c/o Loral SpaceCom Corporation
                                600 Third Avenue
                            New York, New York 10016
                            ------------------------
          (Address, including zip code, of principal executive offices)

         --------------------------------------------------------------
                             The Loral Savings Plan
                            (Full title of the plan)
         --------------------------------------------------------------

                                 Avi Katz, Esq.
                           Loral SpaceCom Corporation
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 697-1105
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

         --------------------------------------------------------------
                                    Copies to
                              David K. Boston, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000
         --------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                     Proposed
                                      Proposed        maximum
    Title of                          maximum        aggregate       Amount of
 securities to     Amount to be    offering price    offering      registration
 be registered    registered(1)     per share (2)     price (2)         fee
--------------------------------------------------------------------------------
Common Shares,
$0.01 par value     15,000,000          $.43         $6,450,000       $593.40
per share
================================================================================

(1) This Registration Statement covers an additional 15,000,000 shares authorized to be sold under the Loral Savings Plan (the "Savings Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Savings Plan.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low sales prices of the Common Shares as reported by the New York Stock Exchange on November 14, 2002.

                                     PART II

                           INFORMATION REQUIRED IN THE

                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Loral Space & Communications Ltd., a Bermuda company (the "Company"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, filed pursuant to the Exchange Act;

          (c) The Company's Current Reports on Form 8-K, filed on January 7, 2002, January 9, 2002, January 10, 2002, February 27, 2002, April 8, 2002,
     June 6, 2002, August 6, 2002, August 27, 2002, September 24, 2002,
     September 25, 2002, and October 15, 2002, respectively, pursuant to the Exchange Act;

          (d) The Savings Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2001, filed pursuant to the Exchange Act;

          (e) The description of the common stock of the Company, $0.01 par value per share, contained in the Company's Registration Statement on Form 10, File No. 1-14180, as amended by Amendment Nos. 1, 2 and 3 filed on January 24, 1996, March 12, 1996, March 27, 1996 and April 12, 1996,
     respectively, pursuant to the Exchange Act (the "Form 10"); and

          (f) The Company's Registration Statements on Form S-8 (Registration Nos. 333-14863, 333-49922 and 333-61724) filed on October 25, 1996,
     November 14, 2000 and May 25, 2001, respectively.

     In addition, all documents filed by the Company or the Savings Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission (provided, however, that the information referred to in item 402(a)(8) of Regulation S-K of the Commission shall not be deemed specifically incorporated by reference herein).

Item 8.   EXHIBITS

Exhibit No.
-----------

     5 Opinion of Appleby Spurling & Kempe as to the validity of the shares to be issued.

     23.1  Consent of Deloitte & Touche LLP.

     23.2  Consent of Mohler, Nixon & Williams.

     23.3  Consent of Appleby Spurling & Kempe (contained in Exhibit 5).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of November, 2002.

                                        LORAL SPACE & COMMUNICATIONS LTD.

                                        By: /s/ Avi Katz
                                            ------------------------------
                                            Avi Katz
                                            Vice President, General Counsel and
                                            Secretary

     Pursuant to the requirements of the Securities Act, the administrative Committee of the Loral Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of November, 2002.

                                        LORAL SAVINGS PLAN

                                        By: /s/ Mandy Capogrossi
                                            ------------------------------
                                            Mandy Capogrossi
                                            (a member of the Savings Plan's
                                            administrative Committee)

     Each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Eric J. Zahler, Richard J. Townsend, Avi Katz, Richard Mastoloni, Harvey B. Rein and Janet T. Yeung, and each of them (with full power to each of them to act alone), their true and lawful attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                        Title                      Date
         ---------                        -----                      ----

/s/ Bernard L. Schwartz      Chairman of the Board and Chief   November 20, 2002
--------------------------   Executive Officer (principal
Bernard L. Schwartz          executive officer)

/s/ Eric J. Zahler           Director, President and Chief     November 13, 2002
--------------------------   Operating Officer
Eric J. Zahler
                                                               November 13, 2002
/s/ Howard Gittis            Director
--------------------------
Howard Gittis
                                                               November 13, 2002
/s/ Robert B. Hodes          Director
--------------------------
Robert B. Hodes

/s/ Gershon Kekst            Director                          November 19, 2002
--------------------------
Gershon Kekst

/s/ Charles Lazarus          Director                          November 13, 2002
--------------------------
Charles Lazarus

/s/ Sally Minard             Director                          November 14, 2002
--------------------------
Sally Minard

/s/ Malvin A. Ruderman       Director                          November 13, 2002
--------------------------
Malvin A. Ruderman

/s/ E. Donald Shapiro        Director                          November 13, 2002
--------------------------
E. Donald Shapiro

/s/ Arthur L. Simon          Director                          November 13, 2002
--------------------------
Arthur L. Simon

/s/ Daniel Yankelovich       Director                          November 12, 2002
--------------------------
Daniel Yankelovich

/s/ Richard J. Townsend      Senior Vice President and         November 13, 2002
--------------------------   Chief Financial Officer
Richard J. Townsend          (principal financial officer)

/s/ Harvey B. Rein           Vice President and Controller     November 15, 2002
--------------------------   (principal
Harvey B. Rein               accounting officer)

                                INDEX TO EXHIBITS

Exhibit No.
-----------

     5 Opinion of Appleby Spurling & Kempe as to the validity of the shares to be issued.

     23.1  Consent of Deloitte & Touche LLP.

     23.2  Consent of Mohler, Nixon and Williams.

     23.3  Consent of Appleby Spurling & Kempe (contained in Exhibit 5).